Exhibit 99.1

News Release

Unisys Announces Closing of $485 Million Private Offering of Senior Secured Notes; Net Proceeds to Be Used to Fund U.S. Pension Plans

BLUE BELL, Pa., October 29, 2020 – Unisys Corporation (NYSE: UIS) (“Unisys”) announced today the closing of its previously announced offering of $485.0 million aggregate principal amount of its 6.875% Senior Secured Notes due 2027 (the “notes”) through a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act of 1933, as amended (the “Securities Act”). Unisys intends to use all of the net proceeds from the offering of the notes to fund a portion of its underfunded U.S. pension liability.

The notes will be guaranteed on a senior secured basis by material domestic subsidiaries of Unisys (the “subsidiary guarantors”) on the issue date and, in the future, will be guaranteed by each U.S. domestic subsidiary that guarantees the company’s ABL credit facility and by each restricted subsidiary that guarantees or becomes obligated as a co-issuer or co-borrower of certain capital markets debt issued or borrowed by Unisys or any subsidiary guarantor. The notes and the guarantees will be secured by liens on substantially all assets of Unisys and the subsidiary guarantors, which liens will be subordinated to the liens on ABL collateral in favor of the ABL secured parties and, in the future, may be subordinated to certain permitted first lien debt, subject to certain limitations and permitted liens.

The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act or the securities laws of any other jurisdiction.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Unisys also entered into an amendment and restatement of its secured revolving credit facility that provides for loans and letters of credit up to an aggregate amount of $145.0 million, with an accordion provision allowing for an increase in the credit facility up to $175.0 million. The amendment to the credit facility extended the maturity from October 2022 to October 2025 and modified certain other terms and covenants.

About Unisys

Unisys is a global IT services company that delivers successful outcomes for the most demanding businesses and governments. Unisys offerings include digital workplace services, cloud and infrastructure services and software operating environments for high-intensity enterprise computing. Unisys integrates security into all of its solutions.

Forward-Looking Statements

Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the completion by Unisys of the offering, and the anticipated use of proceeds by Unisys. These forward-looking statements are based on current assumptions, expectations and beliefs of Unisys and involve substantial risks and uncertainties that may cause actual results and the timing of events to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to market and other general economic conditions, the ability of Unisys to meet the closing conditions required for the consummation of the offering and other risks detailed in filings Unisys makes with the SEC from time to time, including under the heading “Risk Factors” in Unisys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. Unisys assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com
Media: John Clendening, Unisys, 214-403-1981 john.clendening@unisys.com

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RELEASE NO.: 1029/9796

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

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